Exhibit 99.1

Editorial Contacts:
Joe Greenhalgh, Vice President, Investor Relations - USA (510) 713-4430
Krista Todd, Vice President, External Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41-(0) 79-292-3499

Logitech Delivers Better-Than-Expected Q3 Results and
Raises FY 2016 Outlook

Retail Sales Grow 9 Percent in Constant Currency

NEWARK, Calif. - Jan. 20, 2016 and LAUSANNE, Switzerland, Jan. 21, 2016 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results from continuing operations for the third quarter of Fiscal Year 2016.

•	Q3 sales were $621 million, up 3 percent compared to Q3 of the prior year. Q3 retail sales (total sales excluding OEM) were $595 million and grew 9 percent in constant currency.

•	Q3 GAAP operating income was $69 million. Q3 GAAP earnings per share (EPS) were $0.41, compared to $0.40 in the same quarter a year ago.

•	Q3 non-GAAP operating income was $74 million, with non-GAAP EPS of $0.41, compared to $0.43 in the same quarter a year ago.

•	Cash flow from operations in the quarter, including Lifesize, was $166 million.
“We delivered a strong performance in Q3, evident across the business,” said Bracken P. Darrell, Logitech president and chief executive officer. “In this milestone quarter for the company, a new Logitech emerged as we completed the exit of our OEM business and separated Lifesize. Logitech’s future business remains - and the future looks bright. We grew 9 percent in constant currency and our operating income and operating cash flow were strong. Combined, the Gaming, Mobile Speakers and Video Collaboration categories grew 34 percent in constant currency and each of them reached record high sales for a quarter. I’m delighted to raise our outlook as we enter the last quarter of the year.”
Outlook
Logitech increased its profitability outlook for Fiscal Year 2016 to approximately $170 million in non-GAAP operating income from $150 million, which included Lifesize. The Company also increased its outlook for retail sales to 7 to 9 percent growth in constant currency, up from 7 percent.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.

Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q3 FY 2016 on Jan. 21, 2016 at 8:30 a.m. Eastern Standard Time and 2:30 p.m. Central European Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Continuing Operations
Logitech separated its Lifesize division from the Company on Dec. 28, 2015. The Company’s third quarter of Fiscal Year 2016 ended on Dec. 25, 2015, even though, for purposes of presentation, the Company has indicated its third quarter periods as ending on Dec. 31. Except as otherwise noted, all of the results reported in this press release for both the third quarter of Fiscal Year 2016 and the third quarter of Fiscal Year 2015, as well as comparisons between periods, are focused on results from continuing operations and do not address the performance of Lifesize, which is now reported in the Company’s financial statements under discontinued operations or total Logitech including discontinued operations. Logitech’s previous outlook of $150 million in non-GAAP operating income included outlook for Lifesize results. Logitech’s new outlook does not include outlook for Lifesize results. For more information on the impact of the Lifesize separation on Logitech’s historical results, please refer to the Financial Reporting section of Logitech’s Financial History, available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), investment impairment (recovery), benefit from (provision for) income taxes, one-time special charges and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2016.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. Over 30 years ago Logitech started connecting people through computers, and now it’s designing products that bring people together through music, gaming, video and computing. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss

Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation statements regarding: Logitech’s future and outlook for Fiscal Year 2016 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
2016 Logitech, Logicool, Logi and other Logitech marks are owned by Logitech and may be registered. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

	Three Months Ended		Nine Months Ended
	December 31		December 31
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS	2015	2014	2015	2014

Net sales	$621,079	$604,322	$1,587,259	$1,562,625
Cost of goods sold	412,582	391,715	1,048,312	998,842
Gross profit	208,497	212,607	538,947	563,783

Operating expenses:
Marketing and selling	87,295	87,486	241,924	246,103
Research and development	29,273	27,397	86,336	80,009
General and administrative	24,080	28,172	77,966	96,762
Restructuring charges (credits), net	(666)	—	14,018	(35)
Total operating expenses	139,982	143,055	420,244	422,839
Operating income	68,515	69,552	118,703	140,944
Interest income, net	105	224	549	824
Other income (expense), net	862	(2,688)	(894)	(3,702)
Income from continuing operations before income taxes	69,482	67,088	118,358	138,066
Provision for income taxes	1,442	670	7,006	8,455
Net income from continuing operations	68,040	66,418	111,352	129,611
Loss from discontinued operations, net of taxes	(2,954)	(3,634)	(20,732)	(11,061)
Net income	$65,086	$62,784	$90,620	$118,550

Net income (loss) per share - basic:
Continuing operations	$0.42	$0.41	$0.68	$0.79
Discontinued operations	$(0.02)	$(0.03)	$(0.13)	$(0.06)
Net income per share - basic	$0.40	$0.38	$0.55	$0.73

Net income (loss) per share - diluted:
Continuing operations	$0.41	$0.40	$0.67	$0.78
Discontinued operations	$(0.02)	$(0.02)	$(0.12)	$(0.07)
Net income per share - diluted	$0.39	$0.38	$0.55	$0.71

Weighted average shares used to compute net income (loss) per share:
Basic	162,669	163,533	163,521	163,261
Diluted	165,168	166,321	165,951	166,076

Cash dividends per share	$—	$0.27	$0.53	$0.27

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited

	December 31	March 31,
CONSOLIDATED BALANCE SHEETS	2015	2015

Current assets:
Cash and cash equivalents	$505,082	$533,380
Accounts receivable, net	284,089	167,196
Inventories	239,962	255,980
Other current assets	71,661	63,362
Current assets held for sale	28,969	32,102
Total current assets	1,129,763	1,052,020
Non-current assets:
Property, plant and equipment, net	99,145	86,478
Goodwill	218,198	218,213
Other assets	57,271	62,333
Long-term assets held for sale	5,506	7,636
Total assets	$1,509,883	$1,426,680

Current liabilities:
Accounts payable	$363,781	$292,797
Accrued and other current liabilities	211,219	163,344
Current liabilities held for sale	34,642	38,766
Total current liabilities	609,642	494,907
Non-current liabilities:
Income taxes payable	67,885	72,107
Other non-current liabilities	85,347	91,195
Long-term liabilities held for sale	10,063	10,337
Total liabilities	772,937	668,546

Total shareholders' equity	736,946	758,134

Total liabilities and shareholders' equity	$1,509,883	$1,426,680

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited
	Three Months Ended		Nine Months Ended
	December 31		December 31
CONSOLIDATED STATEMENTS OF CASH FLOWS *	2015	2014	2015	2014

Operating activities:
Net income	$65,086	$62,784	$90,620	$118,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,647	9,867	36,884	29,559
Amortization of other intangible assets	310	2,266	1,536	7,624
Share-based compensation expense	6,618	7,047	19,875	20,046
Investment impairment (recovery)	(4)	2,154	176	2,259
Gain on disposal of property, plant and equipment	—	(34)	—	(44)
Excess tax benefits from share-based compensation	(926)	(1,867)	(2,089)	(2,533)
Deferred income taxes	1,962	(793)	2,914	(3,151)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(20,411)	(57,465)	(115,814)	(131,026)
Inventories	73,508	(3,187)	18,066	(30,171)
Other assets	(818)	(952)	(9,329)	(6,592)
Accounts payable	18,402	51,198	68,763	111,310
Accrued and other liabilities	7,334	5,336	39,244	21,227
Net cash provided by operating activities	165,708	76,354	150,846	137,058

Investing activities:
Purchases of property, plant and equipment	(19,166)	(9,813)	(50,443)	(34,777)
Investment in privately held companies	(1,619)	—	(2,099)	(2,550)
Purchase of trading investments	(1,746)	(1,233)	(4,395)	(3,463)
Proceeds from sales of trading investments	1,813	1,311	4,668	3,856
Net cash used in investing activities	(20,718)	(9,735)	(52,269)	(36,934)

Financing activities:
Payment of cash dividends	—	(43,767)	(85,915)	(43,767)
Contingent consideration related to prior acquisition	—	—	—	(100)
Purchases of treasury shares	—	—	(48,802)	—
Repurchase of ESPP awards	—	—	—	(1,078)
Proceeds from sales of shares upon exercise of options and purchase rights	1,459	933	12,562	2,466
Tax withholdings related to net share settlements of restricted stock units	(1,855)	(6,133)	(5,357)	(7,456)
Excess tax benefits from share-based compensation	926	1,867	2,089	2,533
Net cash provided by (used in) financing activities	530	(47,100)	(125,423)	(47,402)

Effect of exchange rate changes on cash and cash equivalents	(2,307)	(3,128)	(1,205)	(5,521)
Net increase (decrease) in cash and cash equivalents	143,213	16,391	(28,051)	47,201
Cash and cash equivalents, beginning of the period	365,774	500,222	537,038	469,412
Cash and cash equivalents, end of the period	$508,987	$516,613	$508,987	$516,613

The following amounts reflected in the statements of cash flows are included in discontinued operations:
Depreciation	$787	$630	$2,207	$1,930
Amortization of other intangible assets	$198	$2,100	$1,089	$7,027
Cash and cash equivalents, beginning of the period	$4,639	$1,397	$3,659	$1,894
Cash and cash equivalents, end of the period	$3,905	$8,128	$3,905	$8,128
__________________
*Statements of cash flows include discontinued operations

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited

NET SALES	Three Months Ended			Nine Months Ended
	December 31			December 31
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	Change	2015	2014	Change

Net sales by channel:
Retail	$594,567	$574,025	4%	$1,516,218	$1,471,301	3%
OEM	26,512	30,297	(12)	71,041	91,324	(22)
Total net sales	$621,079	$604,322	3	$1,587,259	$1,562,625	2

Net retail sales by product category(*):
Mobile Speakers	$85,081	$62,264	37	$206,175	$139,631	48
Gaming	77,706	70,188	11	189,000	164,570	15
Video Collaboration	26,216	16,935	55	67,460	45,968	47
Tablet & Other Accessories	35,873	55,100	(35)	73,222	114,974	(36)
Growth	224,876	204,487	10	535,857	465,143	15
Pointing Devices	139,711	141,789	(1)	381,364	382,524	—
Keyboards & Combos	116,531	114,051	2	324,458	325,217	—
Audio-PC & Wearables	57,300	56,741	1	149,341	162,480	(8)
PC Webcams	29,648	31,709	(6)	74,689	77,454	(4)
Home Control	25,684	25,116	2	48,548	56,224	(14)
Profit Maximization	368,874	369,406	—	978,400	1,003,899	(3)
Retail Strategic Sales	593,750	573,893	3	1,514,257	1,469,042	3
Non-Strategic	817	132	519	1,961	2,259	(13)
Total net retail sales	$594,567	$574,025	4	$1,516,218	$1,471,301	3
__________________

* Certain products within the retail product categories as presented in prior periods have been reclassified to conform to the current periods' presentation, with no impact on previously reported total net retail sales.

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)	Three Months Ended		Nine Months Ended
	December 31		December 31
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	2015	2014

Gross profit - GAAP	$208,497	$212,607	$538,947	$563,783
Share-based compensation expense	464	560	1,648	1,725
Gross profit - Non-GAAP	$208,961	$213,167	$540,595	$565,508

Gross margin - GAAP	33.6%	35.2%	34.0%	36.1%
Gross margin - Non-GAAP	33.6%	35.3%	34.1%	36.2%

Operating expenses - GAAP	$139,982	$143,055	$420,244	$422,839
Less: Share-based compensation expense	5,998	5,837	17,636	17,004
Less: Amortization of other intangible assets	112	166	447	597
Less: Restructuring charges (credits), net	(666)	—	14,018	(35)
Less: One time special charge	(249)	2,528	4,121	19,524
Operating expenses - Non-GAAP	$134,787	$134,524	$384,022	$385,749

% of net sales - GAAP	22.5%	23.7%	26.5%	27.1%
% of net sales - Non - GAAP	21.7%	22.3%	24.2%	24.7%

Operating income - GAAP	$68,515	$69,552	$118,703	$140,944
Share-based compensation expense	6,462	6,397	19,284	18,729
Amortization of other intangible assets	112	166	447	597
Restructuring charges (credits), net	(666)	—	14,018	(35)
One time special charge	(249)	2,528	4,121	19,524
Operating income - Non - GAAP	$74,174	$78,643	$156,573	$179,759

% of net sales - GAAP	11.0%	11.5%	7.5%	9.0%
% of net sales - Non - GAAP	11.9%	13.0%	9.9%	11.5%

Net income from continuing operations	$68,040	$66,418	$111,352	$129,611
Share-based compensation expense	6,462	6,397	19,284	18,729
Amortization of other intangible assets	112	166	447	597
Restructuring charges (credits), net	(666)	—	14,018	(35)
One time special charge	(249)	2,528	4,121	19,524
Investment impairment (recovery)	(4)	2,154	176	2,259
Provision for income taxes	(6,709)	(6,063)	(9,961)	(6,934)
Net income from continuing operations - Non - GAAP	$66,986	$71,600	$139,437	$163,751

Net income from continuing operations per share:
Diluted - GAAP	$0.41	$0.40	$0.67	$0.78
Diluted - Non - GAAP	$0.41	$0.43	$0.84	$0.99

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	165,168	166,321	165,951	166,076

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited

SHARED BASED COMPENSATION EXPENSE	Three Months Ended		Nine Months Ended
	December 31		December 31
SUPPLEMENTAL FINANCIAL INFORMATION	2015	2014	2015	2014

Share-based Compensation Expense
Cost of goods sold	$464	$560	$1,648	$1,725
Marketing and selling	2,484	2,552	6,545	6,659
Research and Development	846	765	2,174	1,780
General and administrative	2,668	2,520	8,917	8,565
Restructuring	—	—	7	—
Income tax benefit	(1,446)	(1,391)	(2,479)	(4,285)
Total share-based compensation expense, net of income taxes	$5,016	$5,006	$16,812	$14,444
__________________

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended December 31, 2015, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Investment impairment (recovery). We incur investment impairment and recovery, primarily related to our investments in various privately-held companies. The investment impairment or recovery varies depending on the operational and financial performance of the privately-held companies we invested in. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

One-time special charges:  costs related to investigations and related expenses.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the ongoing formal investigation by and settlement discussion with the Securities and Exchange Commission (SEC), together with accruals based on settlement discussion with the SEC.  We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are one-time in nature and not reflective of our ongoing operations.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

In addition, Logitech presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Sales for the three months ended December 31, 2015 compared to sales for the three months ended December 31, 2014 grew 8 percent in constant currency and grew 3 percent in U.S. Dollars. Retail sales for the three months ended December 31, 2015 compared to retail sales for the three months ended December 31, 2014 grew 9 percent in constant currency and grew 4 percent in U.S. Dollars. Sales for the combined Gaming, Mobile Speakers and Video Collaboration categories for the three months ended December 31, 2015 compared to sales for those combined categories for the three months ended December 31, 2014 grew 34 percent in constant currency and grew 27 percent in U.S. Dollars.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.